EXHIBIT 10.1

Amended and Restated

Staktek Holdings, Inc.

2005 Employee Stock Purchase Plan

Definitions and Construction

1.1 Definitions. Where the following capitalized words and phrases are used in the Plan, each has the respective meaning set forth below, unless the context clearly indicates to the contrary:

(1) Board: The Board of Directors of Staktek Holdings, Inc.

(2) Code: The Internal Revenue Code of 1986, as amended.

(3) Committee: The committee appointed by the Board to administer the Plan as provided in Article VII.

(4) Company: Staktek Holdings, Inc. and each Participating Company.

(5) Date of Exercise: The last day of each Option Period.

(6) Date of Grant: The first day of each Option Period.

(7) Eligible Compensation: Regular straight-time earnings or base salary, determined before giving effect to any salary reduction agreement pursuant to (i) a qualified cash or deferred arrangement (within the meaning of section 401(k) of the Code) or (ii) any cafeteria plan (within the meaning of section 125 of the Code). “Eligible Compensation” will not include overtime, bonuses, commissions, severance pay, incentive pay, shift premium differentials, pay in lieu of vacation, reimbursements, or any other special or incentive payments excluded by the Committee in its discretion (applied on a uniform basis).

(8) Eligible Employee: With respect to each Date of Grant, each employee of the Company, except an employee who (i) is regularly scheduled to work 20 hours or less per week, or (ii) is regularly scheduled to work less than five months in any calendar year; provided, however, that no employee who, determined immediately after an option would be granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its Parent or Subsidiaries (within the meaning of sections 423(b)(3) and 424(d) of the Code) will be an “Eligible Employee”; and, provided further that, notwithstanding any other provision in the Plan to the contrary, the Company will not be obligated to grant options or to offer, issue, sell, or deliver Stock under the Plan to any employee who is a citizen or resident of a jurisdiction the laws of which prohibit the Company from taking any such action with respect to such employee, and no such employee will be an “Eligible Employee” during the period the Company is so prohibited.

(9) Exchange Act: The Securities Exchange Act of 1934, as amended.

(10) Fair Market Value: As of any specified date, (i) the closing price of the Stock either (a) if the Stock is traded on the National Market System of the NASDAQ, as reported on the National Market System of NASDAQ on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported) or (b) if the Stock is listed on a national securities exchange, as reported on the stock exchange composite tape on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on the National Market System of the NASDAQ or a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made hereunder, the average between the reported high and low or closing

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bid and asked prices of the Stock on the most recent date on which Stock was publicly traded; or (iii) in the event the Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the amount determined by the Board in its discretion in such manner as it deems appropriate.

(11) Option Period: The three-consecutive-month period beginning each January 1, April 1, July 1, and October 1.

(12) Option Price: The per share price of Stock, as determined in accordance with Section 3.3.

(13) Option Shares: The shares of Stock acquired pursuant and subject to the terms of the Plan.

(14) Parent: A parent corporation within the meaning of section 424(e) of the Code.

(15) Participant: Each Eligible Employee who has elected to participate in the Plan for an Option Period.

(16) Participating Company: Staktek Group L.P. and each other present or future Parent or Subsidiary of Staktek Holdings, Inc. that is participating in the Plan pursuant to Section 9.1.

(17) Plan: This Staktek Holdings, Inc. 2005 Employee Stock Purchase Plan, as amended from time to time.

(18) Restriction Period: The period of time during which shares of Stock acquired by a Participant may not be sold, assigned, pledged, exchanged, hypothecated, or otherwise transferred, encumbered, or disposed of by such Participant as provided in Section 4.3.

(19) Rule 16b-3: SEC Rule 16b-3 promulgated under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or a similar function.

(20) Stock: The shares of Staktek Holdings, Inc.’s common stock, par value $.001 per share.

(21) Subsidiary: A subsidiary corporation within the meaning of section 424(f) of the Code.

1.2 Number and Gender. Wherever appropriate herein, words used in the singular will be considered to include the plural, and words used in the plural will be considered to include the singular. The masculine gender, where appearing in the Plan, will be deemed to include the feminine gender.

1.3 Headings. The headings and subheadings in the Plan are included solely for convenience, and if there is any conflict between such headings or subheadings and the text of the Plan, the text will control.

1.4 Intention to be Employee Stock Purchase Plan. The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of section 423 of the Code, and all provisions of the Plan will be construed in a manner consistent with the requirements of that section of the Code.

II.

Eligibility and Participation

2.1 Eligibility. Each employee of the Company who is an Eligible Employee as of the first day of an Option Period will be eligible to participate in the Plan with respect to such Option Period. An Eligible Employee who is so eligible may elect to become a Participant by complying with the payroll deduction authorization procedures set forth in Section 2.2.

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2.2 Payroll Deduction Authorization.

2.2.1 Except as provided in Subsection 2.2.3, each Eligible Employee who elects to participate in the Plan for an Option Period will become a Participant for that Option Period by delivering to the Company, within the time period prescribed by the Committee, a written payroll deduction authorization in a form approved by the Company whereby such Eligible Employee designates, subject to the limitation set forth in Sections 3.4 and 3.5, an integral percentage (from 2% to 15%) of his Eligible Compensation to be deducted from his compensation each pay period and paid into the Plan for his account. Such notice and election will be effective as of the first day of the Option Period following receipt by the Company of such notice.

2.2.2 A Participant’s payroll deduction authorization for an Option Period may not be increased during such Option Period. A Participant may decrease the rate of his or her payroll deductions during the Option Period by submitting a signed, revised payroll deduction authorization indicating such change. The change in rate effected by the new payroll deduction authorization shall be effective no more than 15 days following the Company’s receipt of this authorization.

2.2.3 Subject to the limitations set forth in Sections 3.4 and 3.5, a Participant who (1) has elected to participate in the Plan pursuant to Subsection 2.2.1 for an Option Period and (2) takes no action to change or revoke such election as of the first day of the next following Option Period will be deemed to have made the same election to participate in the Plan, including the same payroll deduction authorization, for such subsequent Option Period as was in effect on the first day of the immediately preceding Option Period, but only if such Participant is an Eligible Employee as of the first day of such following Option Period. Payroll deductions of a Participant that are limited by Section 3.5 will recommence automatically at the rate provided in such Participant’s payroll deduction authorization at the beginning of the first Option Period that is scheduled to end in the following calendar year, unless such Participant changes the amount of his payroll deduction authorization in accordance with this Subsection or terminates participation in the Plan as provided in Section 2.3 or 2.4.

2.3 Withdrawal of Plan Participation. Any Participant may withdraw in whole from the Plan during an Option Period, provided that the withdrawal is made at least ten days prior to the Date of Exercise relating to such Option Period. Partial withdrawals will not be permitted. A Participant who wishes to withdraw from the Plan must timely deliver to the Company a notice of withdrawal in a form approved by the Committee. The Company, as soon as administratively practicable following the time when the notice of withdrawal is delivered to the Company, will refund to the Participant the amount of his payroll deductions under the Plan (without interest) that has not yet been otherwise returned to such Participant or used upon exercise of options, and thereupon, automatically and without any further act on his or her part, such Participant’s payroll deduction authorization and interest in unexercised options under the Plan will terminate. A Participant who withdraws from the Plan will be eligible to participate again in the Plan upon expiration of the Option Period during which he/she withdrew by complying with the procedures set forth in Section 2.2, provided that the Participant is an Eligible Employee otherwise eligible to participate in the Plan at such time.

2.4 Effect of Termination of Employment. If a Participant terminates employment with the Company for any reason whatsoever, his participation in the Plan automatically and without any act on his part will terminate as of the date of such termination of his employment, and thereupon, automatically and without any further act on his part, such Participant’s payroll deduction authorization will terminate. Upon termination of a Participant’s employment with the Company for any reason, the Company will as soon as administratively practicable following such termination refund to such Participant the amount of his aggregated payroll deductions allocated to his account under the Plan (without interest) that have not yet been returned to him or used to exercise options under the Plan. Upon such termination of employment, the interest of such Participant in unexercised options under the Plan will immediately terminate.

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2.5 Effect of Leave of Absence.

2.5.1 If a Participant takes a paid leave of absence approved by the Company and meeting the requirements of Treasury regulation § 1.421-7(h)(2), subject to Subsection 2.5.3, such Participant will continue as a Participant in the Plan, and his elected payroll deductions will continue as long as such Participant is an Eligible Employee on the first day of the respective Option Period.

2.5.2 If a Participant takes an unpaid leave of absence that is approved by the Company and meets the requirements of Treasury regulation § 1.421-7(h)(2), subject to Subsection 2.5.3, such Participant’s payroll deductions for such Option Period that were made prior to such leave may remain in the Plan and be used to purchase Stock under the Plan on the Date of Exercise relating to such Option Period. However, such Participant may not contribute to the Plan during such unpaid leave of absence.

2.5.3 If a Participant takes a leave of absence that is not described in Subsection 2.5.1 or 2.5.2, such Participant will be treated, for purposes of the Plan, as if he has terminated his employment with the Company pursuant to the provisions of Section 2.4 hereof. Further, notwithstanding the preceding provisions of this Section, if a Participant takes a leave of absence that is described in Subsection 2.5.1 or 2.5.2 and such leave of absence exceeds 90 days, such Participant will be considered, for purposes of the Plan, to have terminated his employment with the Company pursuant to the provisions of Section 2.4 on the 91st day of such leave of absence.

III.

Grant of Options

3.1 Grant of Options. The Company will, on each Date of Grant, grant an option under the Plan to purchase shares of Stock to each Participant.

3.2 Term of Options. Except as provided in Section 6.2, the term of each option will be three months, with each Option Period beginning on the Date of Grant and ending on the Date of Exercise of such option.

3.3 Option Price. The Option Price with respect to an option will be an amount equal to 85% of the Fair Market Value of the Stock on the Date of Exercise of such option.

3.4 Number of Shares Subject to Option. Subject to Sections 3.5 and 3.6, the number of shares of Stock subject to a Participant’s option for an Option Period will be equal to the quotient of (1) the aggregate payroll deductions withheld on behalf of such Participant during such Option Period, divided by (2) the Option Price of the Stock applicable to such Option Period, rounded down to the nearest whole share.

3.5 $25,000 Limitation. No Participant will be granted an option under the Plan to the extent such option permits such Participant to purchase Stock under the Plan and under all other employee stock purchase plans of the Company and its Parent and Subsidiaries in an amount that exceeds $25,000 of Fair Market Value of Stock (determined as of the first day of the Option Period) for each calendar year in which such option is outstanding at any time (within the meaning of section 423(b)(8) of the Code). Any payroll deductions in excess of the amount specified in the foregoing sentence will be returned to the Participant (without interest) as soon as administratively practicable following the next Date of Exercise.

3.6 Aggregate Limitation on Shares. In the event that the aggregate number of shares subject to Participants’ options under the Plan for an Option Period would cause the limitation set forth in Section 5.1 to be exceeded, such aggregate number of shares will be decreased as of the Date of Exercise by the number of shares in excess of such limitation. The number of shares subject to each Participant’s option will be reduced on a pro rata basis. Any excess payroll deductions remaining in a Participant’s

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account after exercise of such option will be returned to the Participant (without interest) as soon as administratively practicable following such Date of Exercise.

3.7 No Assignment of Option. An option granted under the Plan will not be transferable otherwise than by will or the laws of descent and distribution. Each option will be exercisable only by the employee to whom such option is granted and only during his lifetime. The Company will not recognize and will be under no duty to recognize any assignment or purported assignment by an employee of his option or of any rights under his option or under the Plan.

3.8 No Rights of Stockholder Until Option Exercised. With respect to shares of Stock subject to an option, an optionee will not be deemed to be a stockholder, and he will not have any of the rights or privileges of a stockholder, until such option has been exercised. With respect to an individual’s Stock held by the custodian pursuant to Section 4.2, the custodian will, as soon as practicable, pay the individual any cash dividends attributable thereto or credit such dividends to such individual’s account (as directed by the Committee in its discretion applied in a uniform manner) and will, in accordance with procedures adopted by the custodian, facilitate the individual’s voting rights attributable thereto.

IV.

Exercise of Options and Option Shares

4.1 Exercise of Options.

4.1.1 Subject to the limitations set forth in Sections 3.4, 3.5, and 3.6, each Participant for an Option Period will automatically, and without any act on his part, exercise his option on the Date of Exercise of such Option Period to the extent such Participant’s aggregate payroll deductions for such Option Period are sufficient to purchase at the Option Price at least one whole share of Stock and to the extent the issuance of Stock to such Participant upon such exercise is lawful. Such option will be exercised for the full number of shares of Stock subject to such option as set forth in Section 3.4.

4.1.2 Any excess payroll deductions remaining in a Participant’s account after exercise of an option because such excess is not sufficient to purchase a whole share of Stock will either (1) be applied to the purchase of shares of Stock during the next Option Period as if such Participant had contributed such amount by payroll deduction to the Plan during such next Option Period unless such Participant has elected not to participate in the Plan during that next Option Period in accordance with Subsection 2.2.1 or 2.2.3 or (2) be refunded to the Participant (without interest) as soon as administratively practicable after the applicable Exercise Date if the Participant has elected not to participate in the Plan, or cannot participate in the Plan because of the limitations in Section 3.5 or 3.6, during that next Option Period.

4.2 Delivery of Share Certificates to Custodian.

4.2.1 Except as otherwise provided under Subsection 4.2.2, as soon as administratively practicable after each Date of Exercise, the Company will deliver to a custodian selected by the Committee one or more certificates representing (or will otherwise cause to be credited to the account of such custodian) the total number of whole shares of Stock respecting options exercised on such Date of Exercise in the aggregate of all of the Participants during the applicable Option Period. Such custodian will keep accurate records of the beneficial interests of each Participant in such shares by means of Participant accounts under the Plan, and will provide each Participant with periodic statements with respect thereto as may be directed by the Committee. If the Company is required to obtain from any United States commission or agency authority to issue any such shares, the Company will seek to obtain such authority. Inability of the Company to obtain from any commission or agency (whether United States or foreign) authority that counsel for the Company deems necessary for the lawful issuance of any such shares will relieve the Company from liability to any Participant except to return to him the amount

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of his payroll deductions under the Plan that would otherwise have been used upon exercise of the relevant option.

4.2.2 With respect to the grant of an option, the Company may require the Participants to deposit the certificates evidencing the Option Shares purchased pursuant to such grant with the Company or an agent designated by the Company under the terms and conditions of escrow and security agreements approved by the Company. If the Company does not require such deposit as a condition of exercise of the option, the Company reserves the right at any time to require the Participants of such grant to so deposit the certificates in escrow. The Company will bear the expenses of the escrow. The escrow agent will deliver to the Participants the certificates when they are no longer subject to such restrictions.

4.3 Restrictions on Transfer of Option Shares. The Committee may from time to time specify, with respect to a particular grant of options, any Restriction Period that will apply to the Option Shares acquired pursuant to such options. Except as hereinafter provided, during any such Restriction Period applicable to Option Shares acquired under the Plan, such Option Shares may not be sold, assigned, pledged, exchanged, hypothecated, or otherwise transferred, encumbered, or disposed of by the Participant who has purchased such shares; provided, however, that such restriction will not apply to the transfer, exchange, or conversion of such Option Shares pursuant to a merger, consolidation, or other plan of reorganization of the Company, but the stock, securities, or other property (other than cash) received upon any such transfer, exchange, or conversion will also become subject to the same transfer restrictions applicable to the original Option Shares, and will be held by the custodian, pursuant to the provisions hereof. Upon the expiration of such Restriction Period, the transfer restrictions set forth in this Section will cease to apply, and the optionee may, pursuant to procedures established by the Committee and the custodian, direct the sale or distribution of some or all of the whole Option Shares in his account that are not then subject to transfer restrictions and, in the event of a sale, request payment of the net proceeds from such sale. The Committee may cause the Option Shares issued in connection with the exercise of options under the Plan to bear such legends or other appropriate restrictions, and the Committee may take such other actions as it deems appropriate in order to reflect the transfer restrictions set forth in this Section and to ensure compliance with applicable laws.

V.

Stock Subject to the Plan

5.1 Stock Subject to the Plan. Subject to the provisions of Section 6.1, the aggregate number of shares that may be sold pursuant to options granted under the Plan will not exceed 1,000,000 shares of the authorized Stock. Shares that may be sold pursuant to options granted under the Plan may be unissued shares or reacquired shares, including shares bought on the market or otherwise for purposes of the Plan. Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option granted under the Plan. Any shares that are not subject to outstanding options upon the termination of the Plan will cease to be subject to the Plan.

5.2 Securities Laws. The Company will not be obligated to issue any Stock pursuant to any option granted under the Plan at any time when the offer, issuance, or sale of shares covered by such option has not been registered under the Securities Act of 1933, as amended, or does not comply with such other state, federal, or foreign laws, rules, or regulations, or the requirements of any stock exchange upon which the Stock may then be listed, as the Company or the Committee deems applicable and when, in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations, or requirements available for the offer, issuance, and sale of such shares. Further, all Stock acquired pursuant to the Plan will be subject to the Company’s policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act will comply with any applicable provisions of Rule 16b-3. As to such persons, the Plan

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will be deemed to contain, such options will contain, and the Option Shares issued upon exercise thereof will be subject to such additional conditions and restrictions as may be required from time to time by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

VI.

Recapitalization or Reorganization

6.1 Adjustments for Changes in Stock. Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares, or other similar change, appropriate action will be taken by the Committee to adjust accordingly the number of shares subject to the Plan, the maximum number of shares that may be subject to any option, and the number and Option Price of shares subject to options outstanding under the Plan.

6.2 Merger or Consolidation. If Staktek Holdings, Inc. will not be the surviving corporation in any merger or consolidation (or survives only as a subsidiary of another entity), or if Staktek Holdings, Inc. is to be dissolved or liquidated, then, unless a surviving corporation assumes or substitutes new options (within the meaning of section 424(a) of the Code) for all options then outstanding, (1) the Date of Exercise for all options then outstanding will be accelerated to a date fixed by the Committee prior to the effective date of such merger or consolidation or such dissolution or liquidation, and (2) upon such effective date, any unexercised options will expire and, as soon as administratively practicable, the Company will refund to each Participant the amount of such Participant’s payroll deductions under the Plan (without interest) that have not yet been otherwise returned to him or used upon exercise of options.

VII.

Administration

7.1 Composition of Committee. The Plan will be administered by the Committee, which will be appointed by the Board. In the absence of the Board’s appointment of such Committee to administer the Plan, the Board will serve as the Committee.

7.2 Powers. Subject to the provisions of the Plan, the Committee will in its discretion interpret the Plan and all options granted under the Plan, make such rules as it deems necessary for the proper administration of the Plan, and make all other determinations necessary or advisable for the administration of the Plan. In addition, the Committee will in its discretion correct any defect or supply any omission or reconcile any inconsistency in the Plan, or in any option granted under the Plan, in the manner and to the extent that the Committee deems appropriate to carry the Plan or any option into effect. The Committee will, in its sole discretion, make such decisions and determinations and take such actions, and all such decisions, determinations, and actions taken or made by the Committee pursuant to this or any other provision of the Plan will be binding and conclusive on all parties. The Committee will have the authority to delegate routine day-to-day administration of the Plan to such officers and employees of the Company, as the Committee deems appropriate.

7.3 Indemnification. Staktek Holdings, Inc. will, to the extent permitted by law, indemnify and hold harmless each member of the Committee and each member of the Board or a delegate of either against any and all expenses and liabilities arising out of such individual’s administrative functions or fiduciary responsibilities related to the Plan, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such individual in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such individual’s own gross negligence or willful misconduct. Expenses against which such individual will be indemnified hereunder will include, without limitation, the amounts of any settlement or judgment, costs,

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counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

VIII.

Termination and Amendment of the Plan

8.1 Termination of Plan. The Board in its discretion may terminate the Plan at any time with respect to any Stock for which options have not theretofore been granted. Except with respect to options then outstanding, if not sooner terminated under the provisions of the preceding sentence, the Plan will automatically terminate on the earlier of (1) the Date of Exercise on which the aggregate number of shares sold under the Plan has reached the limitation set forth at Section 5.1 or (2) April 21, 2015, and thereafter no further payroll deductions will be made and no further options will be granted under the Plan.

8.2 Amendment of Plan. The Board will have the right to alter or amend the Plan or any part thereof from time to time; provided, however, that no change in any option theretofore granted may be made that would impair the rights of an optionee without the consent of such optionee; and provided, further, that the Board may not, without the approval of the stockholders, amend the Plan to (1) increase the aggregate number of shares of Stock that may be sold pursuant to options granted under the Plan or (2) alter the classification of entities eligible to be Participating Companies.

IX.

Participating Companies

9.1 Participating Companies. The Committee may designate any present or future Parent or Subsidiary of the Company that is eligible by law to participate in the Plan as a Participating Company by written instrument delivered to the designated Participating Company. Such written instrument will specify the effective date of such designation and will become, as to such designated Participating Company and persons in its employment, a part of the Plan. The terms of the Plan may be modified as applied to the Participating Company only to the extent permitted under section 423 of the Code. Transfer of employment among Staktek Holdings, Inc. and Participating Companies will not be considered a termination of employment hereunder. Any Participating Company may, by appropriate action of its governing body, terminate its participation in the Plan. Moreover, the Committee may, in its discretion, terminate a Participating Company’s Plan participation at any time.

X.

Miscellaneous

10.1 Use of Funds; No Interest Paid. All funds received or held by the Company under the Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Participant with respect to any amounts held in his account under the Plan.

10.2 No Restriction on Corporate Action. Nothing contained in the Plan will be construed to prevent the Company or any Parent or Subsidiary of the Company from taking any corporate action that is deemed by the Company or such Parent or Subsidiary of the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any option granted under the Plan. No employee, beneficiary, or other person will have any claim against the Company or any Parent or Subsidiary of the Company as a result of any such action.

10.3 Not a Contract of Employment. The adoption and maintenance of the Plan will not be deemed to be a contract between the Company and any person or to be consideration for the employment of any person. Participation in the Plan at any given time will not be deemed to create the right to

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participate in the Plan or in any other arrangement permitting an employee of the Company to purchase Stock at a discount. The rights and obligations under any Participant’s terms of employment with the Company will not be affected by participation in the Plan. Nothing herein contained will be deemed to give any person the right to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time, nor will the Plan be deemed to give the Company the right to require any person to remain in the employ of the Company or to restrict any person’s right to terminate his employment at any time. The Plan will not afford any employee any additional right to compensation as a result of the termination of such employee’s employment for any reason whatsoever.

10.4 Severability. If any provision of the Plan is held to be illegal or invalid for any reason, said illegality or invalidity will not affect the remaining provisions hereof; instead, each provision will be fully severable, and the Plan will be construed and enforced as if said illegal or invalid provision had never been included herein.

10.5 Compliance with Applicable Laws. The Company’s obligation to offer, issue, sell, or deliver Stock under the Plan is at all times subject to all approvals of and compliance with any governmental authorities (whether domestic or foreign) required in connection with the authorization, offer, issuance, sale, or delivery of Stock as well as all federal, state, local, and foreign laws.

10.6 Governing Law. All provisions of the Plan will be construed in accordance with the laws of the state of Texas except to the extent preempted by federal law.